Exhibit 99.1

$30 Million Share Repurchase Authorization

TULSA, OK, March 4, 2025 – AAON, Inc. (NASDAQ: AAON) (“AAON” or the “Company”), today announced that its Board of Directors has approved $30.0 million of share repurchases pursuant to the previously disclosed $100 million share repurchase program. Repurchases will be made in accordance with one or more pre-arranged stock repurchase plans adopted by the Company pursuant to the guidelines specified under Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The actual timing, number and value of shares repurchased will depend on market conditions, share price, trading volume, and other factors.

About AAON, Inc.
Founded in 1988, AAON is a leader in HVAC solutions for commercial and industrial indoor environments. The company’s industry-leading approach to designing and manufacturing highly configurable equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance, and long-term value. AAON is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing capabilities enable continuous advancement toward a cleaner and more sustainable future. For more information or to locate an AAON representative, visit www.aaon.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone (617) 877-6346
Email: joseph.mondillo@aaon.com